Exhibit 99.1

B. Riley Financial Reports First Quarter 2019 Financial Results

Declares Special Dividend of $0.18 Per Share
in addition to Regular Dividend of $0.08 Per Share

Significant Increase in Q1 Revenue and Adjusted EBITDA

LOS ANGELES, May 01, 2019 (GLOBE NEWSWIRE) – B. Riley Financial, Inc. (NASDAQ:RILY), a diversified financial services company which operates through several wholly-owned subsidiaries, announced results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights

●	Total revenues increased to $142.1 million from $95.8 million in Q1 2018

●	Adjusted EBITDA of $34.4 million compared to $16.1 million in Q1 2018

●	Net income of $8.0 million or $0.30 per diluted share

●	Adjusted net income of $16.4 million or $0.61 per diluted share

“We are pleased with our first quarter performance. The integration of GlassRatner and magicJack, as well as our continued focus to enhance our platform, has translated into meaningful top line growth and profitability improvement. We also saw positive results from our investment portfolio during the first quarter as financial markets significantly rebounded from the pullback at the end of 2018,” said Bryant Riley, Chairman and Co-CEO, B. Riley Financial. “Our Capital Markets and Principal Investments segments drove strong first quarter results, and while our Appraisals segment had a relatively soft quarter compared to historical standards, we are seeing improvements in this business for the second quarter. As we head into the second quarter and the remainder of 2019, we have a robust backlog in our retail liquidation business, including our current participation in the Payless ShoeSource and Gymboree store closing events, which should contribute meaningful results in future quarters. We continue to see a number of proprietary investment opportunities and I’m excited for the B. Riley platform as we expand our collection of distinct but complementary businesses into a comprehensive source of end-to-end solutions for our clients and partners.”

First Quarter 2019 Financial Summary

For the three months ended March 31, 2019, total revenues increased to $142.1 million compared to $95.8 million for the same year ago period, representing approximately 48 percent in total revenue growth year-over-year. Revenues increased across each of the company’s segments during the first quarter of 2019.

●	Capital Markets Segment: Revenues increased to $85.3 million for the first quarter of 2019 compared to $60.3 million for the same year ago period. Capital markets segment income increased to $13.9 million from a loss of approximately $0.3 million for the same year ago period. The increase for this segment was primarily driven by the addition of GlassRatner Advisory & Capital Group, which the company acquired on August 1, 2018, and an increase in revenue from gains in our investment portfolio for the first quarter of 2019.

●	Auction and Liquidation Segment: Revenues increased to $20.7 million from $15.5 million for the same year ago period. Segment income increased to $11.5 million from $8.1 million for the same year ago period. Results for this segment are expected to vary from quarter-to-quarter and year-to-year due to the episodic nature of the liquidation market in which Great American Group conducts business.

●	Valuation and Appraisal Segment: Revenues for Great American Group Advisory & Valuations Services increased to $8.6 million from $8.5 million for the same year ago period. Segment income for the quarter totaled $1.4 million compared to $1.9 million for the same year ago period.

●	Principal Investments Segment: Revenues increased to $27.5 million from $11.4 million for the same year ago period. Segment income increased to $7.9 million compared to $4.9 million for the same year ago period. Results for this segment include United Online and magicJack vocalTec. The significant increase for this segment’s results was primarily driven by the addition of magicJack, which the company acquired on November 14, 2018.

Net income attributable to B. Riley Financial increased to $8.0 million or $0.30 per diluted share compared to $4.5 million or $0.17 per diluted share for the same year ago period.

Adjusted EBITDA increased to $34.4 million for the first quarter of 2019 compared to $16.1 million for the same year ago period. Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring, share-based compensation, and transaction related and other costs. (See “Note Regarding Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP term.)

Adjusted net income increased to $16.4 million or $0.61 per diluted share compared to $8.8 million or $0.32 per diluted share for the same year ago period. Adjusted net income excludes the impact of share-based payments, amortization of intangible assets, restructuring costs, transaction costs, and tax impact of aforementioned adjustments. (See “Note Regarding Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP term.)

As of March 31, 2019, B. Riley Financial had $163.5 million in cash and cash equivalents, $7.5 million in restricted cash, $22.4 million due from clearing brokers, $53.4 million of loans receivable, $252.9 million in net securities and other investments owned, and $555.4 million in total debt. Total B. Riley Financial stockholders’ equity at March 31, 2019 was $263.4 million.

Declaration of Dividend

B. Riley Financial’s board of directors approved a special dividend of $0.18 per share in addition to the regular quarterly dividend of $0.08 per share, which will be paid on or about May 29, 2019 to stockholders of record as of May 15, 2019.

Conference Call

Bryant Riley, Chairman and Co-CEO; Tom Kelleher, Co-CEO; and Phillip Ahn, CFO and COO, will host a conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the company’s financial and operational results, followed by a question and answer period.

Please call the conference line 10 minutes prior to the start time and an operator will register your name and organization. The call will be broadcast live and archived on the investor section of the company’s website.

B. Riley Financial Q1 2019 Earnings Call

Date:	Wednesday, May 1, 2019
Time:	4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-Free:	1-855-327-6837
International:	1-631-891-4304

Replay Dial-In Numbers (Phone Replay Expires on May 8, 2019)

Toll-Free:	1-844-512-2921
International:	1-412-317-6671
Replay Pin:	10006694

For more information, visit ir.brileyfin.com.

About B. Riley Financial, Inc. (NASDAQ:RILY)

B. Riley Financial provides collaborative financial services and solutions tailored to fit the capital raising and financial advisory needs of public and private companies and high net worth individuals. The company operates through several wholly-owned subsidiaries, including B. Riley FBR, a full-service investment bank and institutional brokerage; Great American Group, a leading provider of asset disposition, appraisal, corporate advisory and valuation services; GlassRatner, a specialty financial advisory services and consulting firm; B. Riley Wealth Management, B. Riley Asset Management and B. Riley Alternatives, which offer investment management to institutional and high net worth investors; Great American Capital Partners, which originates and underwrites senior secured loans for asset-rich companies; and B. Riley Principal Investments, which invests in or acquires companies and assets with attractive return profiles.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include but are not limited to statements regarding the company’s anticipated results of operations for 2019. Other factors that could adversely affect our operating results and cash flows include (without limitation) those risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted net income and adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, transaction and other expenses, restructuring costs, and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies.

Contacts
Investors	Media
Investor Relations	Jo Anne McCusker
ir@brileyfin.com	jmccusker@brileyfin.com
(310) 966-1444	(646) 885-5425

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	March 31,	December 31,
	2019	2018
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$163,462	$179,440
Restricted cash	7,491	838
Due from clearing brokers	22,418	37,738
Securities and other investments owned, at fair value	288,802	273,577
Securities borrowed	827,242	931,346
Accounts receivable, net	43,975	42,123
Due from related parties	1,965	1,729
Loans receivable	53,448	38,794
Prepaid expenses and other assets	87,942	79,477
Operating lease right-of-use assets	51,086	—
Property and equipment, net	15,644	15,523
Goodwill	223,243	223,368
Other intangible assets, net	88,479	91,358
Deferred income taxes	42,789	42,399
Total assets	$1,917,986	$1,957,710
Liabilities and Equity
Liabilities:
Accounts payable	$5,217	$5,646
Accrued expenses and other liabilities	90,921	108,662
Deferred revenue	69,959	69,066
Due to partners	1,428	2,428
Securities sold not yet purchased	35,948	37,623
Securities loaned	824,833	930,522
Mandatorily redeemable noncontrolling interests	4,529	4,633
Operating lease liabilities	65,855	—
Notes payable	1,193	1,550
Term loan	89,138	79,166
Senior notes payable	465,040	459,754
Total liabilities	1,654,061	1,699,050

Commitments and contingencies
B. Riley Financial, Inc. stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 26,525,216 and 26,603,355 issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	2	2
Additional paid-in capital	257,888	258,638
Retained earnings	7,468	1,579
Accumulated other comprehensive loss	(1,991)	(2,161)
Total B. Riley Financial, Inc. stockholders’ equity	263,367	258,058
Noncontrolling interests	558	602
Total equity	263,925	258,660
Total liabilities and equity	$1,917,986	$1,957,710

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Income

Unaudited

(Dollars in thousands, except share data)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Services and fees	$131,853	$88,449
Interest income - Securities lending	9,330	7,291
Sale of goods	945	38
Total revenues	142,128	95,778
Operating expenses:
Direct cost of services	18,537	11,652
Cost of goods sold	1,119	41
Selling, general and administrative expenses	90,543	68,098
Restructuring charge	147	217
Interest expense - Securities lending	6,804	5,168
Total operating expenses	117,150	85,176
Operating income	24,978	10,602
Other income (expense):
Interest income	637	128
Loss from equity investments	(3,762)	(672)
Interest expense	(10,770)	(4,227)
Income before income taxes	11,083	5,831
Provision for income taxes	(3,104)	(989)
Net income	7,979	4,842
Net (loss) income attributable to noncontrolling interests	(44)	339
Net income attributable to B. Riley Financial, Inc.	$8,023	$4,503

Basic income per share	$0.31	$0.17
Diluted income per share	$0.30	$0.17

Weighted average basic shares outstanding	26,217,215	26,219,277
Weighted average diluted shares outstanding	26,687,531	27,271,819

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$7,979	$4,842
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,913	3,337
Provision for doubtful accounts	233	305
Share-based compensation	2,614	2,558
Non-cash interest and other	736	186
Effect of foreign currency on operations	130	(48)
Loss from equity investments	3,762	672
Deferred income taxes	(390)	—
Impairment of leaseholds and intangibles, lease loss accrual and loss on disposal of fixed assets	88	286
Income allocated and fair value adjustment for mandatorily redeemable noncontrolling interests	169	175
Change in operating assets and liabilities:
Due from clearing brokers	15,320	(16,417)
Securities and other investments owned	(15,225)	(5,457)
Securities borrowed	104,104	(54,003)
Accounts receivable	(2,845)	(8,078)
Prepaid expenses and other assets	(3,706)	(16,012)
Accounts payable, accrued payroll and related expenses, accrued value added tax payable and other accrued expenses	(1,251)	(10,049)
Amounts due to/from related parties and partners	(1,236)	473
Securities sold, not yet purchased	(1,675)	(8,555)
Deferred revenue	893	378
Securities loaned	(105,689)	51,352
Net cash provided by (used in) operating activities	8,924	(54,055)
Cash flows from investing activities:
Purchases of loans receivable	(20,154)	—
Repayment of loans receivable	5,500	—
Purchases of property, equipment and intangible assets	(1,746)	(693)
Proceeds from sale of property, equipment and intangible assets	12	—
Equity investments	(10,558)	(3,575)
Dividends from equity investments	433	—
Net cash used in investing activities	(26,513)	(4,268)
Cash flows from financing activities:
Repayment of notes payable	(357)	(357)
Proceeds from term loan	10,000	—
Proceeds from issuance of senior notes	4,987	7,267
Payment of debt issuance costs	(145)	(76)
Payment of employment taxes on vesting of restricted stock	(714)	(1,125)
Dividends paid	(2,606)	(1,779)
Repurchase of common stock	(2,650)	—
Distribution to noncontrolling interests	(274)	(117)
Net cash provided by financing activities	8,241	3,813
Decrease in cash, cash equivalents and restricted cash	(9,348)	(54,510)
Effect of foreign currency on cash, cash equivalents and restricted cash	23	(314)
Net decrease in cash, cash equivalents and restricted cash	(9,325)	(54,824)
Cash, cash equivalents and restricted cash, beginning of year	180,278	152,534
Cash, cash equivalents and restricted cash, end of period	$170,953	$97,710

Supplemental disclosures:
Interest paid	$17,435	$9,008
Taxes paid	$192	$136

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Segment Financial Information

Unaudited

(Dollars in thousands)

	Three Months Ended
	March 31,
	2019	2018
Capital Markets segment:
Revenues - Services and fees	$75,971	$53,038
Interest income - Securities lending	9,330	7,291
Total revenues	85,301	60,329
Selling, general and administrative expenses	(63,389)	(53,639)
Restructuring recovery (charge)	29	(255)
Interest expense - Securities lending	(6,804)	(5,168)
Depreciation and amortization	(1,276)	(1,564)
Segment income (loss)	13,861	(297)
Auction and Liquidation segment:
Revenues - Services and fees	20,709	15,517
Direct cost of services	(6,274)	(4,576)
Cost of goods sold	(14)	(1)
Selling, general and administrative expenses	(2,915)	(2,881)
Depreciation and amortization	(2)	(8)
Segment income	11,504	8,051
Valuation and Appraisal segment:
Revenues - Services and fees	8,583	8,520
Direct cost of services	(4,421)	(4,198)
Selling, general and administrative expenses	(2,766)	(2,345)
Depreciation and amortization	(33)	(49)
Segment income	1,363	1,928
Principal Investments - United Online and magicJack segment:
Revenues - Services and fees	26,590	11,374
Revenues - Sale of goods	945	38
Total revenues	27,535	11,412
Direct cost of services	(7,842)	(2,878)
Cost of goods sold	(1,105)	(40)
Selling, general and administrative expenses	(7,020)	(1,958)
Depreciation and amortization	(3,463)	(1,679)
Restructuring charge	(176)	—
Segment income	7,929	4,857
Consolidated operating income from reportable segments	34,657	14,539

Corporate and other expenses (including restructuring recovery of $38 during the three months ended March 31, 2018.)	(9,679)	(3,937)
Interest income	637	128
Loss on equity investments	(3,762)	(672)
Interest expense	(10,770)	(4,227)
Income before income taxes	11,083	5,831
Provision for income taxes	(3,104)	(989)
Net income	7,979	4,842
Net (loss) income attributable to noncontrolling interests	(44)	339
Net income attributable to B. Riley Financial, Inc.	$8,023	$4,503

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Net income attributable to B. Riley Financial, Inc.	$8,023	$4,503
Adjustments:
Provision for income taxes	3,104	989
Interest expense	10,770	4,227
Interest income	(637)	(128)
Share based payments	2,614	2,558
Depreciation and amortization	4,913	3,337
Restructuring costs	147	217
Transactions related costs and other	5,496	354

Total EBITDA adjustments	26,407	11,554

Adjusted EBITDA	$34,430	$16,057

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended
	March 31,
	2019	2018
Net income attributable to B. Riley Financial, Inc.	$8,023	$4,503
Adjustments:
Share based payments	2,614	2,558
Amortization of intangible assets	3,377	2,160
Restructuring costs	147	217
Transactions related and other costs	5,496	354
Income tax effect of adjusting entries	(3,245)	(952)
Adjusted net income attributable to B. Riley Financial, Inc.	$16,412	$8,840

Adjusted income per common share:
Adjusted basic income per share	$0.63	$0.34
Adjusted diluted income per share	$0.61	$0.32

Shares used to calculate adjusted basic net income per share	26,217,215	26,219,277
Shares used to calculate adjusted diluted net income per share	26,687,531	27,271,819